EXHIBIT 10.61

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”).  A HOLDER MAY, UPON REQUEST, OBTAIN FROM BORROWER THIS NOTE’S ISSUE PRICE, ISSUE DATE, AMOUNT OF OID AND YIELD TO MATURITY BY CONTACTING BORROWER AT 420 LEXINGTON AVENUE, SUITE 1718, NEW YORK, NEW YORK 10170, ATTN: PRESIDENT.

Series B Note

$3,603,286.88	October 29, 2012

FOR VALUE RECEIVED, Fusion NBS Acquisition Corp., a Delaware corporation (“Borrower”), hereby promises to pay to Praesidian Capital Opportunity Fund III, LP, a Delaware limited partnership (the “Lender”), or its registered assigns, the principal sum of THREE MILLION SIX HUNDRED THREE THOUSAND TWO HUNDRED EIGHTY SIX DOLLARS AND EIGHTY EIGHT CENTS ($3,603,286.88).  The Principal Amount under this Note shall be payable in the amounts, at the times and in the manner set forth in the Purchase Agreement (as defined below).  Interest on the Principal Amount under this Note shall be calculated at the rate or rates and in accordance with the Purchase Agreement (including any default interest, if applicable) and interest shall be payable in the amounts, at the times and in the manner set forth in the Purchase Agreement.  The highest rate of interest provided for in this Note shall continue to apply to the debt evidenced by this Note until repaid notwithstanding the entry of judgment on this Note.

This Note is executed and delivered pursuant to that certain Securities Purchase Agreement and Security Agreement dated as of the date hereof among Borrower, Fusion Telecommunications International, Inc., a Delaware corporation (“Parent”), Network Billing Systems, LLC, a New Jersey limited liability company, each other direct and indirect subsidiary of Parent from time to time party thereto, the Lender, in its capacity as a lender and agent thereunder, and the other lenders party thereto (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”).  To the extent of any inconsistency with the Purchase Agreement, the Purchase Agreement shall supersede this Note.

Payments of principal, interest and other sums to be made pursuant to this Note shall be made without set-off or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Purchase Agreement, and may be made by automatic charge on the day when due to any account of Borrower maintained by Lender or as otherwise provided in the Purchase Agreement.

This Note is one of several “Notes” referred to in, and is entitled to the benefits of, the Purchase Agreement, to which reference is made for a description of the security for this Note.  Unless otherwise defined in this Note, terms used herein are used with the same meaning as provided in the Purchase Agreement.

The occurrence or existence of an Event of Default under the Purchase Agreement shall constitute an Event of Default under this Note.  Should an Event of Default occur, then, subject to Lender’s right to waive acceleration, the entire unpaid Principal Amount of this Note, together with all accrued interest and all other sums due by Borrower hereunder or under any other Transaction Document shall, without notice to Borrower, become due and payable immediately, and payment of the same may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Lender in this Note or in any other Transaction Document, and in such case Lender may also recover all costs of suit and other expenses in connection therewith, together with reasonable attorneys’ fees for collection.

Borrower hereby waives to the fullest extent provided by law presentment for payment, demand, notice of nonpayment, notice of dishonor and protest of this Note.  This Note shall be governed by, construed and enforced in accordance with, the internal laws of the state of New York.  Reference is made to the Purchase Agreement for provisions regarding jurisdiction and venue.

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IN WITNESS WHEREOF, Borrower, intending to be legally bound, has duly executed this Note the day and year first above written.

FUSION NBS ACQUISITION CORP.

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